UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2026

SERES THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37465	27-4326290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Cambridgepark Drive
Cambridge, MA	02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 945-9626

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MCRB	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2026, the Board of Directors (the “Board”) of Seres Therapeutics, Inc. (the “Company”) appointed Richard N. Kender, a current member of the Board, to serve as Executive Chair of the Board and as Interim Chief Executive Officer of the Company, Matthew Henn, Ph.D., the Company’s Chief Scientific Officer, to the additional role of President, and Kelly Brady, M.S., the Company’s Senior Vice President, Clinical Development, to the role of Executive Vice President, Chief Operating Officer, each effective March 2, 2026 (the “Effective Date”).

As a result of the appointment of Mr. Kender as Interim Chief Executive Officer, Thomas J. DesRosier and Marella Thorell ceased serving as Co-Presidents and Co-Chief Executive Officers of the Company as of the Effective Date. Mr. DesRosier will continue to serve as the Company’s Executive Vice President, Chief Legal Officer, and Ms. Thorell will continue to serve as the Company’s Executive Vice President, Chief Financial Officer.

A description of each of Mr. Kender’s and Dr. Henn’s business experience can be found in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 13, 2025, and is incorporated by reference herein. Prior to joining the Company in 2018, Ms. Brady was Senior Director and Global Clinical Program Lead at Akebia Therapeutics, Inc., where she oversaw pivotal programs in anemia due to chronic kidney disease. She also held roles of increasing responsibility in operations and program management at Acetylon Pharmaceuticals, Inc., with the company’s eventual acquisition by Celgene Corporation. Earlier in her career, she served as the Global Phase 3 Clinical Operations Leader at Millennium Pharmaceuticals, Inc. (later Takeda Oncology), executing pivotal global oncology trials for ADCETRIS®, and as a member of the operations team at Osiris Therapeutics, Inc., managing global graft-versus-host disease studies for the world’s first approved stem-cell therapy Prochymal. Ms. Brady holds a B.S. in Neuroscience from Lafayette College and an M.S. in Biotechnology from Johns Hopkins University.

There are no family relationships between each of Mr. Kender, Dr. Henn and Ms. Brady and any director or executive officer of the Company that would be required to be disclosed pursuant to Item 401(d) of Regulation S-K, and neither of Mr. Kender, Dr. Henn and Ms. Brady has a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K.

Compensation Arrangements

On the Effective Date, the Company and Mr. Kender entered into an employment letter agreement under which Mr. Kender will receive an annual base salary of $520,000 and be eligible to earn a discretionary annual bonus with a target amount equal to 55% of his annual base salary. The letter also provides for Mr. Kender to receive a one-time signing bonus in the amount of $250,000, which amount is subject to repayment if his employment is terminated by the Company for “cause” or by Mr. Kender without “good reason” (as such terms are defined in the agreement) before December 31, 2026. While employed, Mr. Kender will not be eligible for compensation as a non-employee director under the Company’s Non-Employee Director Compensation Program. However, his employment will be deemed to satisfy any continued service requirements that apply under his existing Company equity awards, with the effect that the awards will continue to vest and, as applicable, remain exercisable during his employment and thereafter during any period that he otherwise continues to satisfy the applicable service conditions in accordance with the terms of the awards. In addition, the Board approved the grant to Mr. Kender of options to purchase 200,000 shares of the Company’s common stock, effective on the second business day after the filing of this Current Report. The options have an exercise price equal to the fair market value of the Company’s common stock on the effective date of grant, as determined under the Company’s 2025 Incentive Award Plan (the “Plan”), and vest in 36 equal monthly installments after the effective date, subject to Mr. Kender’s continued service to the Company and potential accelerated vesting if the Company terminates Mr. Kender’s employment without “cause” or he resigns for “good reason” within 60 days prior to or 12 months following a change in control. Twenty-five percent of the options is subject to approval by the Company’s stockholders of an amendment to the Plan to increase the number of shares available thereunder (which amendment was approved by the Board on February 27, 2026) and will be forfeited if the Plan amendment is not approved at or before the Company’s 2026 annual meeting of stockholders. In addition, under the terms of the letter, all unvested options held by Mr. Kender will vest in the event of his death.

Also on the Effective Date, the Company and Dr. Henn entered into a letter agreement that amends his existing employment agreement with the Company. Under the amendment, Dr. Henn’s annual base salary was increased to $505,000 and his target annual bonus was increased to 45% of his annual base salary. Dr. Henn was also awarded a one-time retention bonus in the amount of $230,000. The retention bonus is subject to repayment if Dr. Henn’s employment is terminated by the Company for “cause” or by Dr. Henn without “good reason” (as such terms are defined in his employment agreement with the Company) before December 31, 2026. In addition, the Board approved the grant to Dr. Henn of options to purchase 100,000 shares of the Company’s common stock, effective on the second business day after the filing of this Current Report. The options have an exercise price equal to the fair market value of the Company’s common stock on the effective date of grant, as determined under the Plan, and vest as to 25% of the underlying shares on the first anniversary of the effective date and as to an additional 6.25% of such shares upon Dr. Henn’s completion of each three months of continuous service to the Company thereafter, subject to potential accelerated vesting if the Company terminates Dr. Henn’s employment without “cause” or he resigns for “good reason” within 60 days prior to or 12 months following the date of a change in control. Twenty-five percent of the options is subject to approval by the Company’s stockholders of the Plan amendment described above and will be forfeited if the Plan amendment is not approved at or before the Company’s 2026 annual meeting of stockholders.

On the Effective Date, the Company and Ms. Brady entered into a letter agreement that amends her existing employment agreement with the Company. Under the amendment, Ms. Brady’s annual base salary was increased to $475,000, her target annual bonus amount was increased to 45% of her annual base salary, the cash severance benefits payable under her employment agreement in the event of her qualifying termination of employment was increased to 1.0 times the sum of her annual base salary and target annual bonus for a qualifying termination within the 60 days before or 12 months after a change in control and to 12 months of base salary for other qualifying terminations, and the period during which Ms. Brady is entitled to receive subsidized COBRA payments upon a qualifying termination was correspondingly increased to 12 months. Ms. Brady was also awarded a one-time retention bonus in the amount of $230,000. The retention bonus is subject to repayment if Ms. Brady’s employment is terminated by the Company for “cause” or by Ms. Brady without “good reason” (as such terms are defined in her amended employment agreement) before December 31, 2026. In addition, the Board approved the grant to Ms. Brady of options to purchase 75,000 shares of the Company’s common stock, effective on the second business day after the filing of this Current Report. The options have an exercise price equal to the fair market value of the Company’s common stock, as determined under the Plan, and vest as to 25% of the underlying shares on the first anniversary of the effective date and as to an additional 6.25% of such shares upon Ms. Brady’s completion of each three months of continuous service to the Company thereafter, subject to potential accelerated vesting if the Company terminates Ms. Brady’s employment without “cause” or she resigns for “good reason” within 60 days prior to or 12 months following the date of a change in control. Twenty-five percent of the options is subject to approval by the Company’s stockholders of the Plan amendment described above and will be forfeited if the Plan amendment is not approved at or before the Company’s 2026 annual meeting of stockholders.

The foregoing descriptions of the Company’s employment letter agreement with Mr. Kender and the letter agreements with Dr. Henn and Ms. Brady do not purport to be complete and are qualified in their entirety by reference to the complete text of the respective agreements.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding executive transitions, compensation arrangements, [including the Pro Rata Bonus and Appointment Bonuses,] and the timing of any of the foregoing. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2025, and the Company’s other reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause the Company’s views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement dated March 2, 2026, by and between the Registrant and Kelly M. Brady.

10.2	Letter Agreement dated March 2, 2026, by and between the Registrant and Matthew Henn, Ph.D.

10.3	Employment Letter Agreement dated March 2, 2026, by and between the Registrant and Richard N. Kender.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERES THERAPEUTICS, INC.

Date: March 2, 2026	By:	/s/ Thomas J. DesRosier
	Name:	Thomas J. DesRosier
	Title:	Executive Vice President, Chief Legal Officer